Exhibit 99.3

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION - DATED DECEMBER 29, 2025

AMERICAN WATER WORKS COMPANY, INC.

1 WATER STREET

CAMDEN, NJ 08102-1658

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AWK2026SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81947-S26627         KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.       DETACH AND RETURN THIS PORTION ONLY

AMERICAN WATER WORKS COMPANY, INC.

The Board of Directors recommends that you vote FOR proposals 1 and 2.	For	Against	Abstain

1.

Share Issuance Proposal: Approval of the issuance by American Water Works Company, Inc. (“American Water”) of shares of American Water common stock, par value $0.01 per share, pursuant to the Agreement and Plan of Merger, dated as of October 26, 2025, by and among American Water, Alpha Merger Sub, Inc., and Essential Utilities, Inc., and as it may be amended, restated, or otherwise modified from time to time.

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2.

American Water Adjournment Proposal: If presented at the Special Meeting, approval of the adjournment or postponement of the Special Meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting (or any adjournment or postponement thereof) to approve the share issuance proposal, or to ensure that any supplement or amendment to the accompanying Joint Proxy Statement/Prospectus is timely provided to shareholders of American Water.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Shareholders, the Joint Proxy Statement/Prospectus and form of Proxy Card are available at www.proxyvote.com.

American Water will hold the Special Meeting virtually, rather than at a physical location.

You will not be able to attend the

Special Meeting in person.

To be admitted to the Special Meeting, please access the virtual meeting platform on the Internet at www.virtualshareholdermeeting.com/AWK2026SM. Shareholders or their legal proxies must log on to the platform by entering the 16-digit control number included on the Proxy Card. Online access to the Special Meeting will open approximately 15 minutes prior to the start of the virtual meeting.

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V81948-S26627

AMERICAN WATER WORKS COMPANY, INC.

Special Meeting of Shareholders

February 10, 2026, 10:00 a.m., Eastern Time

This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder of AMERICAN WATER WORKS COMPANY, INC., a Delaware corporation (“American Water”), hereby appoints Karl F. Kurz and John C. Griffith, and each of them individually, as attorneys and proxies for the undersigned, each with the power to appoint his or her substitute, to act with respect to and to vote, all of the shares of common stock of American Water which the undersigned is entitled to vote, with the powers the undersigned would possess if virtually present at American Water’s Special Meeting of Shareholders, to be held at 10:00 a.m., Eastern Time, on February 10, 2026 via the virtual meeting website on the Internet at www.virtualshareholdermeeting.com/AWK2026SM, and any adjournment or postponement thereof (the “Special Meeting”), as directed on the reverse side, and with discretionary authority on all other matters properly presented at the Special Meeting, all as more fully described in the Joint Proxy Statement/Prospectus received by the undersigned shareholder.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” the share issuance proposal and, if presented for approval at the Special Meeting, “FOR” the American Water adjournment proposal.

The undersigned shareholder hereby revokes any other proxy heretofore executed by the undersigned for the Special Meeting and acknowledges receipt of the Notice of the Special Meeting and the Joint Proxy Statement/Prospectus.

Unless voting electronically or by phone, please mark, sign and date this proxy on the reverse side.